SULLIVAN & WORCESTER LLP
                           1025 CONNECTICUT AVENUE, N.W.
                           WASHINGTON, D.C. 20036
                           TELEPHONE: 202-775-8190
                           FACSIMILE: 202-293-2275

565 FIFTH AVENUE                                    ONE POST OFFICE SQUARE
EIGHTEENTH FLOOR                                    BOSTON, MASSACHUSETTS 02109
NEW YORK, NEW YORK 10017                            TELEPHONE: 617-338-2800
TELEPHONE: 212-486-8200                             FACSIMILE: 617-338-2880
FACSIMILE: 646-865-1494

                                                              November 7, 2000



Met Investors Series Trust
610 Newport Center Drive

Suite 1350
Newport Beach, California  92660

Ladies and Gentlemen:

         We have been requested by Met Investors Series Trust, a Delaware business trust with transferable shares (the "Trust") established under an Agreement and Declaration of Trust dated July 27, 2000, as amended (the "Declaration"), for our opinion with respect to certain matters relating to the Lord Abbett Bond Debenture Portfolio, Lord Abbett Mid-Cap Value Portfolio and Lord Abbett Developing Growth Portfolio (the "Acquiring Funds"), each a series of the Trust. We understand that the Trust is about to file a Registration Statement on Form N-14 for the purpose of registering shares of the Trust under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the proposed acquisition by the Acquiring Funds of all of the assets of Bond Debenture Portfolio, Mid-Cap Value Portfolio and Developing Growth Portfolio (the "Acquired Funds"), each a series of Cova Series Trust, in exchange solely for shares of the Acquiring Funds and the assumption by the Acquiring Funds of the identified liabilities of the Acquired Funds pursuant to respective Agreements and Plans of Reorganization, a form of which is included in the Form N-14 Registration Statement (collectively, the "Plans").

         We have, as counsel, participated in various business and other proceedings relating to the Trust. We have examined copies, either certified or otherwise proved to be genuine to our satisfaction, of the Trust's Declaration and By-Laws, and other documents relating to its organization, operation, and proposed operation, including the proposed Plans, and we have made such other investigations as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.

         We are admitted to the Bars of The Commonwealth of Massachusetts and the District of Columbia and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinion set forth herein below, we have relied, in rendering such opinions, upon our examination of Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled "Treatment of Delaware Business Trusts" (the "Delaware business trust law") and on our knowledge of interpretation of analogous common law of The Commonwealth of Massachusetts.

         Based upon the foregoing, and assuming the approval by shareholders of the Acquired Funds of certain matters scheduled for their consideration at a meeting presently anticipated to be held on January 26, 2001, it is our opinion that the shares of the Acquiring Funds currently being registered, when issued in accordance with the Plans and the Trust's Declaration and By-Laws, will be legally issued, fully paid and non-assessable by the Trust, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion with and as a part of the Registration Statement on Form N-14 and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                                Very truly yours,


                                                /s/SULLIVAN & WORCESTER LLP
                                               -------------------------
                                                 SULLIVAN & WORCESTER LLP